Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2016, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-199991) and related Prospectus of Rightscorp, Inc. for the registration of shares of its common stock.

/s/ Weinberg & Company, P.A.
Los Angeles, California
April 8 , 2016